                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 3, 1994

                             THE ACTAVA GROUP INC.
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                         1-5706                        58-0971455
- ----------------------------    ----------------------------    ----------------------------
(State or other jurisdiction      (Commission File Number)            (I.R.S. Employer
     of incorporation)                                              Identification No.)

              4900 GEORGIA-PACIFIC CENTER, ATLANTA, GEORGIA 30303
      -------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

    Registrant's telephone number, including area code         404/658-9000
                                                               ------------

- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

         (a) On March 3, 1994, The Actava Group Inc. (the "Company") reported financial results for 1993 and announced the suspension of the dividend on its Common Stock and the appointment of a special committee of independent directors to conduct a search for a new president to succeed Charles R. Scott, the Company's president and chief executive officer, all as described in the press release filed as an exhibit to this Report. The information contained in such press release is hereby incorporated by reference into this Report.

         (b) Also, on March 3, 1994, the Company announced the possible prepayment of the remaining balance of approximately $27 million due under its loan (the "Loan") to Triton Group Ltd. ("Triton") as described in the press release filed as an exhibit to this Report. The information contained in such press release is hereby incorporated by reference into this Report.

         (c) On March 16, 1994, the Company announced the election of Michael E. Cahr to the Board of Directors of the Company and also announced that it has been advised by Triton that Triton may seek to impose certain requirements on the Company as a condition to prepayment of the Loan, all as described in the press release filed as an exhibit to this Report. The information contained in such press release is hereby incorporated by reference into this Report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

          1. Press release of the Company dated March 3, 1994 regarding 1993 results.

          2. Press release of the Company dated March 3, 1994, regarding the Triton loan.

          3. Press release of the Company dated March 16, 1994, regarding election of a new director and the Triton loan.

                                  SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE ACTAVA GROUP INC.


                                         By:/s/ Frederick B. Beilstein, III
                                            -------------------------------
                                                Frederick B. Beilstein, III
                                                Senior Vice President-Treasurer
April 4, 1994                                  and Chief Financial Officer

                                 EXHIBIT INDEX



Exhibit                                                       Manually Signed
Number                  Description                         Original of Form 8-K
- ------           --------------------------                 --------------------
 1.              Press release of the Company
                 dated March 3, 1994 regarding
                 1993 results.

 2.              Press release of the Company
                 dated March 3, 1994 regarding
                 the Triton loan.

 3.              Press release of the Company
                 dated March 16, 1994, regarding
                 election of a new director and
                 the Triton loan.

                                   Exhibit 1.

                                                                    NEWS RELEASE


FOR IMMEDIATE RELEASE

              THE ACTAVA GROUP REPORTS 1993 RESULTS AND ANNOUNCES
                   SUCCESSION PLAN AND SUSPENSION OF DIVIDEND

         ATLANTA, GA (March 3, 1994) - The Actava Group Inc. (NYSE:ACT) today reported a net loss of $47.6 million, or $2.77 per share, for the year ended December 31, 1993, compared with a net profit of $11.6 million, or $.70 per share, for 1992. Actava also announced that its Board of Directors has suspended the dividend on its Common Stock as a result of the loss incurred in 1993 and has appointed a special committee of independent directors to conduct a search for a new president to succeed Charles R. Scott, Actava's president and chief executive officer.

         Actava's sales for 1993 were $1.2 billion compared with 1992 sales of $1.1 billion. The sales increase resulted primarily from the acquisition of Diversified Products Corporation (DP(R)) in June 1993.

         Scott said, "I am very disappointed with our 1993 results but believe that the problems we have experienced have been properly addressed and that a turn-around is in progress. For example, we have changed more than ten key members of our senior management team in the past eight months. In addition, we have outsourced several functions in a number of our companies in order to improve operating results and reduce costs."

         Frederick B. Beilstein, Actava's chief financial officer, said, "The decision to suspend the dividend is designed to conserve cash and is based on the philosophy of the Board of Directors that dividends should be paid from current earnings rather than retained earnings."

         The primary factors contributing to the 1993 loss, according to Beilstein, were manufacturing problems experienced at the Company's Snapper Division, a continuation of Snapper's program to reduce production and shipments to distributors in order to balance production to estimated retail sales, an increase in certain product-related expenses at Snapper, and unanticipated operating problems at DP. In addition, Beilstein said Actava wrote down the book value of its investment in Sienna Plantation, a real estate venture south of Houston, Texas, and recorded additional reserves at its photofinishing company in the fourth quarter to provide for the future costs associated with additional plant and administrative consolidations.

Fourth Quarter Results

         Actava reported a fourth quarter net loss of $31.0 million or $1.76 per share compared with a net profit of $5.0 million or $.31 per share for the same period of 1992. Sales for the fourth quarter were $319.5 million compared to $276.6 million for the fourth quarter of 1992.

Subsidiary Developments

         In announcing Actava's fourth quarter and 1993 results, Scott reviewed developments at Actava's subsidiary companies. "On a positive note," Scott said, "we are very pleased with the performance of two of our sporting goods companies. Nelson/Weather-Rite, our camping and outdoor equipment company, continued its growth as operating income in 1993 improved by 43 percent over 1992. In addition, the operating income at Hutch Sports USA grew 27 percent during 1993." Hutch produces and sells sporting equipment under licensing agreements from the National Football League, Major League Baseball, the National Basketball Association, The Walt Disney Company, Warner Bros., and various colleges and universities.

         Scott said Actava is disappointed with the results to date of its June 1993 acquisition of DP, but continues to believe that DP has tremendous potential. Actava has made a number of management changes at DP, including the appointment of James L. Marden as DP's president and chief executive officer. Scott added, "We have a high confidence in DP's new management team and believe that DP should show substantially improved results in 1994."

         With respect to Snapper, Scott pointed out that Actava announced in March 1993 that it had retained Merrill Lynch to assist in exploring alternatives for realizing value from the Company's investment in Snapper. Scott said these efforts have not been successful to date and have resulted in a substantial distraction for Snapper's management, distributors and dealers. As a result, Scott said Actava has suspended its efforts to find alternatives for Snapper and has instructed Snapper's management to devote their full time and attention to improving operating results. In August, Jerry J. Schweiner was named president and chief executive officer of Snapper, and he has subsequently recruited several new members to the senior management team. Scott said Actava is pleased with the progress being made by Snapper's new management team.

         Actava's 1993 financial results include the results of Qualex Inc., the largest photofinisher in the United States. Actava owns 51 percent of the voting stock of Qualex, and the remaining 49 percent is owned by Eastman Kodak Company (NYSE:EK). The accounts of Qualex are consolidated with those of Actava, and Kodak's interest in the earnings and equity of Qualex are reflected as a minority interest. Scott said the revenues and operating income of Qualex were basically flat in 1993 compared with 1992.

Management Succession

         Scott, who celebrated his 65th birthday last year, said he has been discussing the subject of management succession with Actava's Board of Directors for several months. As a result of these discussions, the Board has appointed a committee of independent directors to select a successor to Scott and has named John Imlay, a director of Actava, to serve as chairman of the committee. Scott said, "I fully support the decision to begin a search for my successor and look forward to working closely with the succession committee and with the individual ultimately elected by the Board to succeed me as president."

         The Actava Group provides high quality, brand-name consumer products through distribution channels in the areas of sports, fitness and recreation. Actava has five companies engaged in the leisure industry: DP(R) (fitness and recreation equipment); Qualex (photofinishing); Hutch Sports USA (sporting goods equipment); Nelson/Weather-Rite (camping and outdoor products); and Willow Hosiery (athletic and family hosiery). Another member of the Actava Group is Snapper, which manufacturers and markets premium quality lawn care and garden products.



                                   COMPANY CONTACT: Frederick B. Beilstein, III
                                               Senior Vice President, Treasurer
                                                    and Chief Financial Officer
                                                        and Bridget B. Sullivan
                                                    Manager, Investor Relations
                                                                 (404) 658-9000

                             THE ACTAVA GROUP INC.
                              SUMMARY OF EARNINGS
                        (In thousands except per share)


                                           Three Months Ended                                 Twelve Months Ended
                                               December 31                                        December 31
                                         --------------------------                        --------------------------

                                            1993           1992                              1993              1992
                                            ----           ----                              ----              ----

Sales                                      $319,484       $276,626                        $1,241,111        $1,148,743
                                            =======        =======                         =========         =========


Net income (loss) before
 cumulative effect of change
 in accounting principle                    (30,986)         5,027                           (43,190)           10,565

Cumulative effect of change
 in accounting principle                          -              -                            (4,404)            1,034
                                            -------        -------                         ---------         ---------

Net income (loss) after
 cumulative effect of change
 in accounting principle                   $(30,986)      $  5,027                        $  (47,594)       $   11,599
                                            =======        =======                         =========         =========

Income (loss) per common share:
 Before cumulative effect of
  change in accounting principle           $  (1.76)      $   0.31                        $    (2.52)       $     0.64

 Cumulative effect of change
  in accounting principle                         -              -                             (0.25)             0.06
                                            -------        -------                         ---------         ---------
 Net income (loss) after
  cumulative effect of change
  in accounting principle                  $  (1.76)      $   0.31                        $    (2.77)       $     0.70
                                            =======        =======                         =========         =========

Average common and common
 equivalent shares                           17,635         16,544                            17,163            16,544

                                   Exhibit 2.

                                                                    NEWS RELEASE


FOR IMMEDIATE RELEASE

                   ACTAVA GROUP ANNOUNCES POSSIBLE PREPAYMENT
                        OF OBLIGATIONS FROM TRITON GROUP

         ATLANTA, GA (March 3, 1994) - The Actava Group Inc. (NYSE:ACT) announced today that it has been advised that Triton Group Ltd. (ASE:TGL) is seeking to make arrangements to prepay the remaining balance of approximately $27 million due under the loan previously made by Actava to Triton. The loan, which was originally made in 1991, is secured by 4,413,598 shares of Actava's common stock owned by Triton.
         Triton has advised Actava that it has received a bank commitment for a loan that would enable Triton to prepay in full its obligations to Actava. The commitment, according to Triton, is subject to certain conditions to closing. Triton plans to pledge the shares of Actava's common stock owned by Triton to secure the new bank loan. Actava has entered into an agreement to provide registration rights and certain other rights with respect to the shares of Actava common stock to be pledged by Triton if Triton's new loan is consummated. This agreement is also subject to certain conditions.
         Triton and Actava are parties to a Stockholder Agreement under which Triton and Actava have agreed that the Board of Directors of Actava will consist of nine members, seven of which will be designated by Actava and two of which will be designated by Triton. Triton has agreed under the Stockholder Agreement to vote its shares of Actava's common stock in favor of Actava's nominees to the Board of Directors for as long as Triton remains obligated under the loan made by Actava to Triton. Triton's obligation to vote for Actava's nominees to the Board of Directors will be terminated if Triton prepays its obligations to Actava. Triton has indicated that it will communicate with certain other major stockholders of Actava before it makes any decisions with respect to its Actava stock.
         The Actava Group provides high quality, brand-name consumer products through distribution channels in the areas of sports, fitness and recreation. Actava has five companies engaged in the leisure industry: DP(R) (fitness and recreation equipment); Qualex (photofinishing); Hutch Sports USA (sporting goods equipment); Nelson/Weather-Rite (camping and outdoor products); and Willow Hosiery (athletic and family hosiery). Another member of the Actava Group is Snapper, which manufactures and markets premium quality lawn care and garden products.

                                  COMPANY CONTACT:  Frederick B. Beilstein, III
                                               Senior Vice President, Treasurer
                                                    and Chief Financial Officer
                                                        and Bridget B. Sullivan
                                                    Manager, Investor Relations
                                                                 (404) 658-9000

                                   Exhibit 3.

FOR IMMEDIATE RELEASE                                              NEWS RELEASE

                ACTAVA GROUP ANNOUNCES ELECTION OF NEW DIRECTOR

     ATLANTA, GA (March 16, 1994) -- The Actava Group Inc. (NYSE: ACT) today announced that Michael E. Cahr has been elected to its Board of Directors.
Cahr is an executive with a major venture capital fund and also serves as a member of the Board of Directors of several public companies, including Triton Group Ltd. (ASE:TGL), which owns approximately 25% of the outstanding shares of Actava's common stock.

     Cahr was nominated to serve on the Board of Directors of Actava by Triton. Triton and Actava are parties to a Stockholder Agreement under which Triton has the right to designate two of the nine members of Actava's Board of Directors. Richard Nevins, president of Richard Nevins and Associates, a financial advisory firm, was previously elected to Actava's Board of Directors as a representative of Triton.

     As previously announced, Triton has advised Actava that it has received a bank commitment for a loan that would enable Triton to pre-pay in full the remaining balance of approximately $27 million due under the loan previously made by Actava to Triton. The commitment, according to Triton, is subject to certain conditions and is scheduled to be funded on or about March 31, 1994.
In addition, Triton has informed Actava that Triton may seek to impose certain requirements on Actava as a condition to Triton's repayment of the loan.
Actava also confirmed that, as previously announced, a special committee of its Board of Directors is continuing its search for an executive to succeed Charles
R. Scott as Actava's President and Chief Executive Officer.

     The Actava Group provides high quality, brand-name consumer products through distribution channels in the areas of sports, fitness and recreation. Actava has five companies engaged in the leisure industry: DP(R) (fitness and recreation equipment); Qualex (photofinishing); Hutch Sports USA (sporting goods equipment); Nelson/Weather-Rite (camping and outdoor products); and Willow Hosiery (athletic and family hosiery). Another member of the Actava Group is Snapper, which manufactures and markets premium quality lawn care and garden products.


                                  COMPANY CONTACT:  Frederick B. Beilstein, III
                                                      Sr. V.P., Treasurer & CFO
                                                        and Bridget B. Sullivan
                                                    Manager, Investor Relations
                                                                 (404) 658-9000